EXHIBIT 2.6

                         AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG

                          CONSTELLATION BRANDS, INC.,

                             RMD ACQUISITION CORP.,
        A WHOLLY-OWNED DIRECT SUBSIDIARY OF CONSTELLATION BRANDS, INC.,

                                      AND

                         THE ROBERT MONDAVI CORPORATION

                                November 3, 2004

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                               TABLE OF CONTENTS

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF CONSTELLATION

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      8.1   Non-Survival of Representations and Warranties; No Other

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      Exhibit A:  Agreement of Merger

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                            INDEX OF DEFINED TERMS

DEFINED TERM                                                     SECTION
------------                                                     -------

Acquiror........................................................ 5.3(b)(viii)(B)
Acquisition Proposal............................................ 5.3(b)(viii)(A)
Action.......................................................... 4.14
Agreement....................................................... Preamble
Applicable Laws................................................. 2.2(d)
Appraisal Shares................................................ 2.1(d)
Approvals....................................................... 5.1(a)
Board........................................................... Recitals
California Secretary of State................................... 1.2
CGCL............................................................ 1.1
Certificates.................................................... 2.1(b)(ii)
Class A Certificate............................................. 2.1(b)(i)
Class B Certificate............................................. 2.1(b)(ii)
Class A Merger Consideration.................................... 2.1(b)(i)
Class B Merger Consideration.................................... 2.1(b)(ii)
Closing......................................................... 1.2
Closing Date.................................................... 1.2
Code............................................................ 2.2(g)
Commission...................................................... 1.6(b)
Confidentiality Agreement....................................... 5.3(d)
Constellation................................................... Preamble
Covered Proposal................................................ 7.6(a)(i)
Effective Time.................................................. 1.2
Environmental Laws.............................................. 4.14
Environmental Permit............................................ 4.14
ERISA........................................................... 4.13(a)
ERISA Affiliate................................................. 4.13(a)
ESPP............................................................ 2.3(c)
Exchange Act.................................................... 4.7(a)
Exchange Fund................................................... 2.2(a)
Foreign Antitrust Laws.......................................... 3.3(d)
GAAP............................................................ 4.7(a)
Governmental Authority.......................................... 3.3(d)
Hazardous Materials............................................. 4.14
HSR Act......................................................... 3.3(d)
Intellectual Property Right..................................... 4.12(a)(i)
Material Adverse Effect......................................... 8.3
Merger.......................................................... Recitals
Merger Agreement................................................ 1.2
Merger Consideration............................................ 2.1(b)(ii)
Merger Sub...................................................... Preamble
Mondavi......................................................... Preamble
Mondavi 10-K.................................................... 4.2

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DEFINED TERM                                                     SECTION
-------------                                                     -------

Mondavi Articles................................................ 1.6(a)
Mondavi Benefit Plans........................................... 4.13(a)
Mondavi Board Recommendation.................................... 4.20
Mondavi Bylaws.................................................. 1.6(a)
Mondavi Class A Common Stock...................................  Recitals
Mondavi Class B Common Stock...................................  Recitals
Mondavi Common Stock............................................ Recitals
Mondavi Disclosure Schedule..................................... 4.4(c)
Mondavi Employees............................................... 5.2(b)(ii)x
Mondavi Intellectual Property Right............................. 4.12(a)(ii)
Mondavi Option.................................................. 2.3(a)
Mondavi Permits................................................. 4.15
Mondavi SEC Documents........................................... 4.7(a)
Mondavi Shareholders............................................ 1.6(a)
Mondavi Shareholders' Meeting................................... 1.6(a)
Mondavi Stock Unit Award........................................ 2.3(b)
Non-Transferred Employees....................................... 5.2(b)(ii)
Paying Agent.................................................... 2.2(a)
Permitted Liens................................................. 4.17
Person.......................................................... 5.3(b)(i)
Proxy Statement................................................. 1.6(b)
Related Party................................................... 5.3(a)(13)
Representatives................................................. 5.3(b)(i)
Section 1300.................................................... 2.1(b)(i)
Securities Act.................................................. 4.4(c)
Stock Plan Termination Date..................................... 2.3(c)
subsidiary...................................................... 8.3
Superior Proposal............................................... 5.3(b)(viii)(B)
Superior Proposal Notice........................................ 5.3(b)(iii)
Support Agreement............................................... Recitals
Surviving Corporation........................................... 1.1
Surviving Corporation Common Stock.............................. 2.1(a)
Tax Returns..................................................... 4.11(b)
Taxes........................................................... 4.11(c)
Termination Date................................................ 7.2
Termination Fee................................................. 7.6(a)
Waiting Period.................................................. 5.3(b)(iii)

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                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of the 3rd day of November, 2004, by and among Constellation
Brands, Inc., a Delaware corporation ("CONSTELLATION"), RMD Acquisition Corp., a
California corporation and a wholly-owned subsidiary of Constellation ("MERGER
SUB"), and The Robert Mondavi Corporation, a California corporation ("MONDAVI").

                                    RECITALS

          WHEREAS, Constellation and Mondavi desire that Constellation combine its businesses with the businesses operated by Mondavi through the merger of
Merger Sub with and into Mondavi, with Mondavi as the surviving corporation (the
"MERGER"), pursuant to which (1) each share of Class A Common Stock of Mondavi, without par value (the "MONDAVI CLASS A COMMON Stock") issued and outstanding at the Effective Time (as defined in Section 1.2), other than the shares of Mondavi
Class A Common Stock owned by Constellation, Merger Sub or Mondavi (or any of their respective direct or indirect wholly-owned subsidiaries (as defined in
Section 8.3)) and other than the Appraisal Shares (as defined in Section
2.1(d)), will be converted into the right to receive the Class A Merger
Consideration (as defined in Section 2.1(b)), and (2) each share of Class B
Common Stock of Mondavi, without par value (the "MONDAVI CLASS B COMMON STOCK,"
and together with the Mondavi Class A Common Stock, the "MONDAVI COMMON STOCK")
issued and outstanding at the Effective Time (as defined in Section 1.2), other than the shares of Mondavi Class B Common Stock owned by Constellation, Merger
Sub or Mondavi (or any of their respective direct or indirect wholly-owned subsidiaries (as defined in Section 8.3)) and other than the Appraisal Shares
(as defined in Section 2.1(d)), will be converted into the right to receive the
Class B Merger Consideration (as defined in Section 2.1(b)), all as more fully provided in this Agreement; and

          WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Constellation's willingness to enter into this
Agreement, Constellation and certain Mondavi Shareholders (as defined in Section
1.6(a)) are entering into a Support Agreement, of even date herewith, in respect of shares of Mondavi Common Stock beneficially owned by such shareholders (the
"SUPPORT AGREEMENT"); and

          WHEREAS, the Board of each of Merger Sub and Mondavi has
determined that the Merger upon the terms and subject to the conditions set forth in this Agreement is just and reasonable to their respective shareholders; and

          WHEREAS, Constellation, Merger Sub and Mondavi desire to make those representations, warranties, covenants and agreements specified herein in connection with this Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein,
Constellation, Merger Sub and Mondavi agree as follows:

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                                   ARTICLE I

                                   THE MERGER

          1.1. THE MERGER. Upon the terms and subject to the conditions of this
Agreement, and in accordance with the provisions of the California General
Corporation Law (the "CGCL"), Merger Sub shall be merged with and into Mondavi at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Mondavi shall continue its existence as a wholly-owned subsidiary of Constellation under the laws of the State of
California and shall succeed to and assume all the rights and obligations of
Merger Sub in accordance with the CGCL. Mondavi, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the
"SURVIVING CORPORATION."

          1.2. CLOSING; EFFECTIVE TIME. A closing (the "CLOSING") shall be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York,
N.Y. 10019, or such other place as the parties hereto may agree, as soon as practicable following the date upon which all conditions set forth in Article VI that are capable of being satisfied prior to the date of the Closing have been satisfied or waived, or at such other date as Constellation and Mondavi may agree (such date, the "CLOSING DATE"). As promptly as possible on the Closing
Date, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of California (the "CALIFORNIA SECRETARY OF
STATE") an agreement of merger in the form attached hereto as Exhibit A (the
"MERGER AGREEMENT") and officer's certificates in such form as is required by and executed in accordance with Section 1103 of the CGCL. The Merger shall become effective when the Merger Agreement is properly filed with the California
Secretary of State in accordance with the CGCL or at such later time as may be specified in the Merger Agreement (the "EFFECTIVE TIME").

          1.3. EFFECTS OF THE MERGER. From and after the Effective Time, the
Merger shall have the effects set forth in Section 1107 of the CGCL.

          1.4. ARTICLES OF INCORPORATION AND BYLAWS.

          (a) The Articles of Incorporation of Mondavi, as amended as set forth in the Merger Agreement, shall be the Articles of Incorporation of the Surviving
Corporation, until amended in accordance with their terms and the CGCL.

          (b) Merger Sub's Bylaws in effect immediately prior to the Effective
Time shall be the Surviving Corporation's Bylaws, until amended in accordance with their terms, the Articles of Incorporation and the CGCL.

          1.5. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and
after the Effective Time, the officers of Mondavi shall be the officers of the
Surviving Corporation and the directors of Merger Sub shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

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          1.6. MONDAVI SHAREHOLDERS' MEETING.

          (a) As promptly as reasonably practicable following the date of this
Agreement, Mondavi shall, in accordance with Applicable Laws (as defined in
Section 2.2(d)) and Mondavi's Restated Articles of Incorporation as in effect on the date of this Agreement (the "MONDAVI ARTICLES") and Mondavi's Restated
Bylaws as in effect on the date of this Agreement (the "MONDAVI BYLAWS"), duly call, give notice of, convene and hold a meeting of the holders of shares of
Mondavi Common Stock (the "MONDAVI SHAREHOLDERS") to consider and vote upon approval of this Agreement and the Merger (the "MONDAVI SHAREHOLDERS' MEETING").
Mondavi shall ensure that the Mondavi Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Mondavi in connection with the Mondavi Shareholders' Meeting are solicited by Mondavi in compliance with Applicable Laws.

          (b) Mondavi shall promptly prepare and file with the Securities and
Exchange Commission (the "COMMISSION") a proxy statement (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") that meets the requirements of Applicable Laws to seek the approval of this Agreement and the
Merger. Mondavi shall respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof filed by it and shall cause such Proxy Statement to be mailed to the Mondavi Shareholders as promptly as reasonably practicable. Mondavi shall promptly notify
Constellation of the receipt of any comments of the Commission with respect to the Proxy Statement and shall provide to Constellation copies of any comments received from the Commission in connection with the Proxy Statement. All filings with the Commission in connection with the Merger, including the Proxy
Statement, and all mailings to the Mondavi Shareholders in connection with the
Merger, including the Proxy Statement, shall be subject to the prior review and comment by Constellation and its counsel, and shall be reasonably acceptable to
Constellation.

          (c) The Mondavi Board shall make the Mondavi Board Recommendation (as defined in Section 4.20). The Mondavi Board Recommendation shall be included in the Proxy Statement and the Mondavi Board shall take all commercially reasonable action to solicit the approval of this Agreement and the Merger by the Mondavi
Shareholders. In the event that subsequent to the date of this Agreement, the
Mondavi Board determines after consultation with outside counsel that its fiduciary duties under Applicable Law require it to withdraw, modify or qualify the Mondavi Board Recommendation in a manner adverse to Constellation, the
Mondavi Board may so withdraw, modify or qualify the Mondavi Board
Recommendation; PROVIDED, HOWEVER, that the Mondavi Board may not recommend any
Acquisition Proposal (as defined in Section 5.3(b)(viii)(A)) (other than this
Agreement and the transactions contemplated hereby, including the Merger), except as specifically contemplated by, and in accordance with, Section
5.3(b)(iii); PROVIDED, FURTHER, HOWEVER, that unless this Agreement is theretofore terminated, Mondavi shall nevertheless submit this Agreement to the
Mondavi Shareholders for adoption at the Mondavi Shareholders' Meeting.

          1.7. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the
Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving
Corporation its right, title or interest in, to or under any of the rights, properties

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or assets of Mondavi or (b) otherwise carry out the provisions of this
Agreement, Mondavi and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Mondavi or otherwise to take any and all such action.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

          2.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the
Merger and without any action on the part of Constellation, Merger Sub or
Mondavi or their respective shareholders:

          (a) Each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, WITHOUT par value, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK").
Such newly issued shares shall thereafter constitute all of the issued and outstanding Surviving Corporation capital stock, except insofar as Section
2.1(c)(i) applies.

          (b) Subject to the other provisions of this Article II:

              (i) Each share of Mondavi Class A Common Stock issued and
outstanding immediately prior to the Effective Time, excluding any shares of
Mondavi Class A Common Stock owned by Constellation, Merger Sub or Mondavi or any of their respective wholly-owned subsidiaries (which shares shall be treated as otherwise provided in this Agreement) and any shares of Mondavi Class A
Common Stock owned by shareholders properly exercising appraisal rights pursuant to Section 1300 of the CGCL ("SECTION 1300"), as provided in Section 2.1(d), shall be converted into and represent the right to receive $56.50 in cash, without interest (the "CLASS A MERGER CONSIDERATION"). At the Effective Time,
all shares of Mondavi Class A Common Stock shall no longer be outstanding and automatically shall be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any shares of Mondavi Class A Common Stock (a "CLASS A CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive the Class A Merger
Consideration or in the case of holders of Appraisal Shares (as defined in
Section 2.1(d)) the right to receive the applicable payments set forth in
Section 2.1(d).

              (ii) Each share of Mondavi Class B Common Stock issued and outstanding immediately prior to the Effective Time, excluding any shares of
Mondavi Class B Common Stock owned by Constellation, Merger Sub or Mondavi or any of their respective wholly-owned subsidiaries (which shares shall be treated as otherwise provided in this Agreement) and any shares of Mondavi Class B
Common Stock owned by shareholders properly exercising appraisal rights pursuant to Section 1300, as provided in Section 2.1(d), shall be converted into and represent the right to receive $65.82 in cash, without interest (the "CLASS B

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MERGER CONSIDERATION," and together with the Class A Merger Consideration, the
"MERGER CONSIDERATION"). At the Effective Time, all shares of Mondavi Class B
Common Stock shall no longer be outstanding and automatically shall be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any shares of Mondavi Class B Common
Stock (a "CLASS B CERTIFICATE," and, together with the Class A Certificates, the
"CERTIFICATES") shall cease to have any rights with respect thereto, except the right to receive the Class B Merger Consideration or in the case of holders of
Appraisal Shares (as defined in Section 2.1(d)) the right to receive the applicable payments set forth in Section 2.1(d).

          (c) Each share of Mondavi capital stock held by Constellation or any wholly-owned subsidiary of Constellation, automatically shall be cancelled and retired and no payment shall be made in respect thereof. Each share of Mondavi
Class B Common Stock held by any wholly-owned subsidiary of Mondavi shall, at
Constellation's election, either (i) be converted into such number of shares of
Surviving Corporation Common Stock such that each such wholly-owned subsidiary owns the same percentage (in terms of economic value) of Surviving Corporation
Common Stock immediately following the Effective Time as the percentage (in terms of economic value) of Mondavi Common Stock that such wholly-owned subsidiary owned immediately prior to the Effective Time; PROVIDED, HOWEVER, that this clause (i) shall not apply unless the Mondavi Class B Shareholders unanimously consent to such treatment of the shares of Mondavi Class B Common
Stock held by all wholly-owned subsidiaries of Mondavi, (ii) automatically be cancelled and retired and no payment shall be made in respect thereof, or (iii)
be converted into the right to receive the Class B Merger Consideration.

          (d) Notwithstanding anything in this Agreement to the contrary, the shares of Mondavi Common Stock issued and outstanding immediately prior to the
Effective Time that are held by any Mondavi Shareholder that is entitled to demand and properly demands appraisal of shares of Mondavi Common Stock pursuant to, and that complies in all respects with, the provisions of Section 1300 (the
"APPRAISAL SHARES") shall not be converted into the right to receive the Class A
Merger Consideration or the Class B Merger Consideration, as applicable, as provided in Section 2.1(b), but, instead, such Mondavi Shareholder shall be entitled to such rights (but only such rights) as are granted by Section 1300.
Notwithstanding the foregoing, if any such Mondavi Shareholder shall fail to validly perfect or shall otherwise waive, withdraw or lose the right to appraisal under Section 1300 or if a court of competent jurisdiction shall determine that such Mondavi Shareholder is not entitled to the relief provided by Section 1300, then the rights of such Mondavi Shareholder under Section 1300 shall cease, and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Class A
Merger Consideration or the Class B Merger Consideration, as applicable, as provided in Section 2.1(b) without interest. Mondavi shall give prompt notice to
Constellation of any demands for appraisal of any shares of Mondavi Common
Stock, and Constellation shall have the opportunity to participate in all negotiations and proceedings with respect to such demands. Prior to the
Effective Time, Mondavi shall not, without the prior written consent of
Constellation, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

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          2.2. SURRENDER AND PAYMENT.

          (a) Prior to the Effective Time, for the benefit of the Mondavi
Shareholders, Constellation shall designate, or shall cause to be designated
(pursuant to an agreement in form and substance reasonably acceptable to
Constellation), a bank or trust company to act as agent for the payment of the
Class A Merger Consideration and the Class B Merger Consideration in respect of the Class A Certificates and the Class B Certificates upon surrender of such
Certificates in accordance with this Article II from time to time after the
Effective Time (the "PAYING AGENT"). At the Effective Time, Constellation shall deposit, or cause Merger Sub to deposit, with the Paying Agent cash in an amount sufficient for the payment of the Class A Merger Consideration and the Class B
Merger Consideration pursuant to Section 2.1(b) upon surrender of such
Certificates (such cash, the "EXCHANGE FUND"). The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Constellation, on a daily basis. Any portion of the Exchange Fund (including any interest and other income resulting from investments of the Exchange Fund) that remains undistributed to the Mondavi Shareholders twelve months after the date of the mailing required by
Section 2.2(b) shall be delivered to Constellation, upon demand by
Constellation, and holders of Certificates that have not theretofore complied with this Section 2.2 shall thereafter look only to Constellation for payment of any claim to the Class A Merger Consideration or the Class B Merger
Consideration, as applicable.

          (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the
Effective Time (but in any event within five business days after the Effective
Time), the Paying Agent shall mail to each holder of record of a Certificate (i)
a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Mondavi
Shareholder shall pass, only upon proper delivery of the Certificates to the
Paying Agent and shall be in such form and have such other customary provisions as Constellation may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Class A Merger
Consideration or the Class B Merger Consideration, as applicable. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Constellation, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Mondavi Common Stock formerly represented by the Certificate shall have been converted pursuant to Section 2.1(b), and the Certificate so surrendered shall be cancelled. In the event of a transfer of ownership of
Mondavi Common Stock that is not registered in the stock transfer books of
Mondavi, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other
Taxes (as defined in Section 4.11(c)) required by reason of the payment to a person other than the registered holder of the Certificate or establish to the satisfaction of Constellation that the Tax has been paid or is not applicable.
No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c) STOCK TRANSFER BOOKS. At the close of business on the day on which the Effective Time occurs, the stock transfer books of Mondavi shall be closed, and there shall be no

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further registration of transfers on the stock transfer books of the Surviving
Corporation of the shares of Mondavi Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time,
Certificates are presented to the Surviving Corporation or the Paying Agent for
transfer or any other reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) NO LIABILITY. None of Constellation, Merger Sub, Mondavi or the
Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the Paying Agent for payment to the holders of unsurrendered Certificates and unclaimed twelve months after the Effective Time shall be returned to Constellation, after which time any holder of unsurrendered
Certificates shall look as a general creditor only to Constellation for payment of the funds to which the holder of unsurrendered Certificates may be due, subject to Applicable Laws. If any Certificates shall not have been surrendered prior to seven years after the Effective Time, any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any
Governmental Authority (as defined in Section 3.3(d)), in each case, to the extent applicable (collectively, "APPLICABLE LAWS"), become the property of
Constellation, free and clear of all claims or interest of any person previously entitled thereto.

          (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming a Certificate to be lost, stolen or destroyed and, if required by
Constellation or the Surviving Corporation, the posting by such person of a bond in such reasonable amount as Constellation or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent shall pay in respect of the lost, stolen or destroyed Certificate the Class A Merger Consideration or the
Class B Merger Consideration, as applicable.

          (f) NO FURTHER OWNERSHIP RIGHTS IN MONDAVI COMMON STOCK. The Class A
Merger Consideration or the Class B Merger Consideration, as applicable, paid in accordance with the terms of this Article II in respect of Certificates that have been surrendered in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Mondavi Common Stock represented thereby.

          (g) WITHHOLDING RIGHTS. Each of the Surviving Corporation and
Constellation shall be entitled to deduct and withhold, or cause the Paying
Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any Mondavi Shareholders such amounts as it may be required to deduct and withhold with respect to the making of such payment under the
Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation or Constellation, as the case may be, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Mondavi Shareholders in respect of which the deduction and withholding was made by the Surviving Corporation or Constellation, as the case may be.

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          2.3. TREATMENT OF STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN.

          (a) At the Effective Time, each option to purchase a share of Mondavi
Class A Common Stock (a "MONDAVI OPTION") granted under the Mondavi 1993
Non-Employee Director Stock Option Plan and the Mondavi 1993 Equity Incentive
Plan that is outstanding immediately prior to the Effective Time shall be cancelled immediately prior to the Effective Time and converted into the right to receive (whether or not such Mondavi Option is then vested or exercisable), promptly after the Effective Time, an amount in cash (less any applicable withholding taxes and without interest) equal to the product of (i) the excess, if any, of (A) the Class A Merger Consideration over (B) the per share exercise price of Mondavi Class A Common Stock subject to such Mondavi Option and (ii)
the number of shares of Mondavi Class A Common Stock subject to such Mondavi
Option immediately prior to the Effective Time. In connection therewith, at least five business days prior to the Effective Time, Mondavi shall provide written notice to each holder of a then outstanding Mondavi Option (whether or not such Mondavi Option is then vested or exercisable), that (x) such Mondavi
Option shall be, as at the date of such notice, exercisable in full, (y) such
Mondavi Option shall terminate at the Effective Time and (z) if such Mondavi
Option is not exercised on or before the third business day prior to the
Effective Time, such Mondavi Option (to the extent outstanding as of the
Effective Time) shall be treated as set forth in the immediately preceding sentence.

          (b) Effective as of the Effective Time, all stock units in respect of
Mondavi Class A Common Stock or other equity-based awards settled in or the value of which is measured by reference to Mondavi Class A Common Stock (other than the Mondavi Options) (each a "MONDAVI STOCK UNIT AWARD") shall be converted into an obligation to pay cash, with a value equal to the product of (i) the
Class A Merger Consideration and (ii) the number of shares of Mondavi Class A
Common Stock subject to such Mondavi Stock Unit Award (whether vested or unvested). The obligations in respect of the converted Mondavi Stock Unit Awards shall be payable in accordance with the terms of the agreement, plan or arrangement relating to such Mondavi Stock Unit Awards.

          (c) Prior to the Effective Time, Mondavi shall take any and all actions with respect to Mondavi's Employee Stock Purchase Plan (the "ESPP") as
are necessary to provide that (i) with respect to the Purchase Period (as defined in the ESPP) in effect as of the date of this Agreement, no employee who is not a participant in the ESPP as of the date hereof may become after the date hereof a participant in the ESPP and no participant in the ESPP may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for such Purchase Period; (ii) subject to consummation of the
Merger, the ESPP shall terminate, effective immediately before the Effective
Time; and (iii) if the Purchase Period (as defined in the ESPP) in effect as of the date of this Agreement terminates prior to the Stock Plan Termination Date
(as defined in the following sentence), the ESPP shall be suspended and no new
Purchase Period will be commenced under the ESPP prior to the termination of this Agreement. Subject to consummation of the Merger, if such Purchase Period is expected to still be in effect at the Effective Time, then no later than the last day of the payroll period immediately preceding the Effective Time (the
"STOCK PLAN TERMINATION DATE"), each purchase right under the ESPP as of the
Stock Plan Termination Date shall be automatically exercised by applying the payroll deductions of each participant in the ESPP for such Purchase Period to the purchase of a number of whole shares of Mondavi Class A Common Stock
(subject to the

                                      -8-

provisions of Mondavi's ESPP regarding the number of shares purchasable) at a
"purchase price" (as such term is used in the ESPP) per share equal to 85% of the Fair Market Value (as defined in the ESPP) of a share of Mondavi Class A
Common Stock on the Offering Date (as defined in the ESPP) or on the Stock Plan
Termination Date, whichever is lower.

          (d) Prior to the Effective Time, Mondavi shall ensure that following the Effective Time no holder of a Mondavi Option or any participant in any Plan or other employee benefit arrangement of Mondavi shall have any right thereunder to acquire or receive any capital stock (including payment of cash in settlement of any unit award, "phantom" stock or stock appreciation rights) of Mondavi or the Surviving Corporation, except as expressly provided in Section 2.3(b) of this Agreement. Prior to the Effective Time, Mondavi shall deliver to the holders of Mondavi Options, holders of Mondavi Stock Unit Awards and participants in the ESPP appropriate notices, in form and substance reasonably acceptable to Constellation, setting forth such holders' rights pursuant to this
Agreement. Prior to the Effective Time, Mondavi shall take any and all actions necessary to effectuate the provisions of Section 2.3, including the adoption of any plan amendments.

          2.4. ADJUSTMENTS TO PREVENT DILUTION. In the event that Mondavi changes the number of shares of Mondavi Common Stock, or securities convertible or exchangeable into or exercisable for shares of Mondavi Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Class A Merger Consideration and the Class B Merger
Consideration shall be equitably adjusted to reflect such change.

                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF CONSTELLATION AND MERGER SUB

            In order to induce Mondavi to enter into this Agreement,
Constellation and Merger Sub represent and warrant to Mondavi that the statements contained in this Article III are true and correct.

          3.1. ORGANIZATION AND STANDING.

          (a) Constellation is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.

          (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.

          3.2. CORPORATE POWER AND AUTHORITY. Each of Constellation and Merger
Sub has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations under the Agreement, and to consummate the transactions contemplated

                                      -9-

by this Agreement. The execution, performance and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by
Constellation and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Constellation and Merger Sub. No other corporate proceedings on the part of Constellation or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Constellation and Merger Sub, and, assuming the due authorization, execution and delivery by Mondavi, constitutes the legal, valid and binding obligation of each of Merger Sub and Constellation enforceable against each of them in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) is subject to general principles of equity.

          3.3. CONFLICTS; CONSENTS AND APPROVAL. Neither the execution and delivery of this Agreement by Constellation or Merger Sub nor the consummation of the transactions contemplated by this Agreement will:

          (a) conflict with, or result in a breach of any provision of
     Constellation's Restated Certificate of Incorporation, or Constellation's
     Bylaws, or Merger Sub's Articles of Incorporation or Merger Sub's Bylaws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any individual or entity (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Constellation or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which
     Constellation or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Constellation or any of its subsidiaries or their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Constellation or any of its subsidiaries with, any third party or any local, domestic, foreign or multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (each of the foregoing, a "GOVERNMENTAL AUTHORITY"), other than (i) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
     amended (together with the rules and regulations thereunder, the "HSR ACT")
     and applicable laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters ("FOREIGN ANTITRUST LAWS"),
     (ii) compliance with any United States federal and state securities laws and any other applicable takeover laws and (iii) the filing with the
     California Secretary of State of the Merger Agreement;

                                      -10-

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3) on Constellation.

          3.4. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Constellation or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy
Statement is mailed to the Mondavi Shareholders or at the time of the Mondavi
Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in order to make the statements therein in light of the circumstances under which they are made, not misleading.

          3.5. AVAILABLE FUNDS. Constellation and Merger Sub have available to them, or, as of the Effective Time will have available to them, all funds necessary for the payment of the Merger Consideration and all of their obligations under this Agreement which are required to be complied with prior to the Closing.

          3.6. MERGER SUB. All of the issued and outstanding capital stock of
Merger Sub is, and at the Effective Time will be, owned by Constellation or a direct or indirect wholly-owned Subsidiary of Constellation. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the
Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF MONDAVI

          In order to induce Merger Sub and Constellation to enter into this
Agreement, except as set forth in the Mondavi Disclosure Schedule as set forth below, Mondavi hereby represents and warrants to Constellation and Merger Sub that the statements contained in this Article IV are true and correct. The section numbers in the Mondavi Disclosure Schedule correspond to the section numbers in this Agreement. Information disclosed in one section of the Mondavi
Disclosure Schedule shall not be deemed to be integrated into another section of the Mondavi Disclosure Schedule unless its applicability is readily apparent.

          4.1. ORGANIZATION AND STANDING. Mondavi is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Mondavi's subsidiaries has been duly incorporated or organized as the case may be, and is validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with full corporate power (if applicable) and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of
Mondavi and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not, individually or in the aggregate, have or reasonably

                                      -11-

be expected to have a Material Adverse Effect on Mondavi. Mondavi is not in default in the performance, observance or fulfillment of any provision of the
Mondavi Articles or the Mondavi Bylaws. Mondavi has heretofore made available to
Constellation complete and correct copies of the Mondavi Articles and the
Mondavi Bylaws and the certificates of incorporation and bylaws or similar organizational documents for each of Mondavi's subsidiaries.

          4.2. SUBSIDIARIES. Mondavi does not own, directly or indirectly, any equity or other material ownership interest in any material corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries set forth on Schedule 4.2 of the Mondavi Disclosure Schedule.
Except as set forth on Schedule 4.2 of the Mondavi Disclosure Schedule, Mondavi
is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other person. Except as set forth on Schedule 4.2 of the
Mondavi Disclosure Schedule, Mondavi owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of its material subsidiaries. Each of the outstanding shares of capital stock of each of Mondavi's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Mondavi free and clear of all liens, pledges, security interests, claims or other encumbrances, other than as indicated on Schedule 4.2 of the Mondavi Disclosure Schedule. There are
no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any of Mondavi's subsidiaries, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other voting securities or ownership interests of any of Mondavi's subsidiaries, other than as indicated on
Schedule 4.2 of the Mondavi Disclosure Schedule.

          4.3. CORPORATE POWER AND AUTHORITY. Mondavi has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations under this Agreement, and, subject to approval of this
Agreement and the transactions contemplated by this Agreement by the Mondavi
Shareholders, to consummate the transactions contemplated by this Agreement. The execution, performance and delivery of this Agreement by Mondavi have been duly authorized by all necessary corporate action on the part of Mondavi, subject to adoption of this Agreement and the transactions contemplated by this Agreement by the Mondavi Shareholders and no other corporate proceedings on the part of
Mondavi are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mondavi, and, assuming the due authorization, execution and delivery by Constellation and Merger Sub, constitutes the legal, valid and binding obligation of Mondavi enforceable against it in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) is subject to general principals of equity.

          4.4. CAPITALIZATION OF MONDAVI.

          (a) As of the date hereof, Mondavi's authorized capital stock consisted solely of (i) 25,000,000 shares of Mondavi Class A Common Stock, of which (A) 10,816,581 shares are

                                      -12-

issued and outstanding, (B) 1,492,302 shares are reserved for issuance upon the exercise of all outstanding Mondavi Options, (C) 75,689 shares are reserved for issuance upon settlement of Mondavi Stock Unit Awards or other stock based awards, and (D) 5,984,927 shares are reserved for issuance upon the conversion of shares of Mondavi Class B Common Stock; (ii) 12,000,000 shares of Mondavi
Class B Common Stock, of which 5,984,927 shares are issued and outstanding, including 214,209 shares of Class B Common Stock owned by Robert Mondavi
Properties, Inc., a wholly-owned subsidiary of Mondavi; and (iii) 5,000,000 shares of preferred stock, without par value, of which no shares are issued and outstanding or reserved for future issuance under any agreement, arrangement or understanding. As of the date hereof, there are outstanding Mondavi Options to purchase an aggregate of 1,492,302 shares of Mondavi Class A Common Stock and
Mondavi Stock Unit Awards with respect to 75,689 shares of Mondavi Class A
Common Stock.

          (b) Other than as set forth in Section 4.4(a) of this Agreement, there are no outstanding (i) shares of Mondavi capital stock or Mondavi voting securities, (ii) subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any securities of Mondavi, or
(iii) securities or other instruments that are convertible into or exchangeable for any shares of Mondavi capital stock or Mondavi voting securities or the value of which are determined based on the value of Mondavi capital stock, and neither Mondavi nor any of its subsidiaries has any obligation of any kind to issue any additional securities or to pay for, repurchase, redeem or otherwise acquire any securities of Mondavi or any of its subsidiaries or any of their respective predecessors.

          (c) None of Mondavi's subsidiaries owns any capital stock of Mondavi, except that Robert Mondavi Properties, Inc. owns 214,209 shares of Mondavi Class
B Common Stock. Each outstanding share of Mondavi capital stock is, and each share of Mondavi capital stock that may be issued will be, when issued, duly authorized and validly issued, fully paid and nonassessable, and not subject to any preemptive or similar rights. Section 4.4 to the disclosure schedule delivered by Mondavi to Constellation and dated the date of this Agreement (the
"MONDAVI DISCLOSURE SCHEDULE") states the number of shares of Mondavi Class A
Common Stock issuable to each holder of Mondavi Options as of the date of this
Agreement, including the applicable exercise price and whether the Mondavi
Option is intended to qualify as an "incentive stock option" (within the meaning of Section 422 of the Code). Section 4.4 to the Mondavi Disclosure Schedule
accurately sets forth the names of all holders of Mondavi capital stock subject to transfer restrictions, including the number of shares of each class of
Mondavi capital stock held by that holder. Neither Mondavi nor any of its subsidiaries has agreed to register any securities under the Securities Act of
1933, as amended (together with the rules and regulations thereunder, the
"SECURITIES ACT") or under any state securities law or granted registration rights to any individual or entity.

          4.5. CONFLICTS; CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

          (a) conflict with, or result in a breach of any provision of, the
     Mondavi Articles or the Mondavi Bylaws;

                                      -13-

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Mondavi or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Mondavi or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Mondavi or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Mondavi or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of this
     Agreement and the transactions contemplated by this Agreement by Mondavi
     Shareholders, (ii) actions required by the HSR Act and Foreign Antitrust
     Laws, (iii) registrations or other actions required under United States federal and state securities laws, and (iv) the filing with the California
     Secretary of State of the Merger Agreement;

other than, in the case of Sections 4.5(b), 4.5(c) and 4.5(d), those exceptions that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Mondavi.

          4.6. BROKERAGE AND FINDERS' FEES; EXPENSES. Except for Mondavi's
obligations to Citigroup Global Markets Inc. and Evercore Group Inc. (true and complete copies of all agreements relating to such obligations having been previously provided to Constellation), neither Mondavi nor any shareholder, director, officer, employee or affiliate of Mondavi, has incurred or will incur on behalf of Mondavi or its subsidiaries, any brokerage, finders', advisory or similar fee in connection with the transactions contemplated by this Agreement.

          4.7. MONDAVI SEC DOCUMENTS.

          (a) Mondavi and its subsidiaries have timely filed with the Commission all registration statements, prospectuses, forms, reports, schedules, statements and other documents required to be filed by them since July 1, 2002 under the
Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT") or the Securities Act
(as supplemented and amended since the time of filing, collectively, the
"MONDAVI SEC DOCUMENTS"). The Mondavi SEC Documents, including any financial statements or schedules included in the Mondavi SEC Documents, at the time filed
(and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any
Mondavi SEC Document amended or superseded by a filing prior to the date of this
Agreement, then on the date of such amending or superseding filing) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the

                                      -14-

circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Mondavi and its subsidiaries included in the Mondavi SEC Documents (i) have been prepared from, and are in accordance with, the books and records of Mondavi and its subsidiaries, (ii) at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Mondavi SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iii) were prepared in accordance with United States generally accepted accounting principles ("GAAP")
applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (iv) fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Mondavi and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (and changes in financial position, if any) for the periods then ended.
None of Mondavi's subsidiaries is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, The Nasdaq National Market, any stock exchange or any other comparable Governmental Authority.

          (b) With respect to each Annual Report on Form 10-K and each Quarterly
Report on Form 10-Q included in the Mondavi SEC Documents filed since August 29,
2002, the financial statements and other financial information included in such reports fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) in all material respects the financial condition and results of operations of Mondavi as of, and for, the periods presented in the Mondavi SEC Documents. Since August 29, 2002, Mondavi's principal executive officer and its principal financial officer have disclosed to Mondavi's auditors and the audit committee of the Mondavi Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Mondavi's ability to record, process, summarize and report financial information and (ii)
any fraud, whether or not material, that involves management or other employees who have a significant role in Mondavi's internal control over financial reporting and Mondavi has provided to Constellation copies of any written materials relating to the foregoing. Mondavi has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Mondavi, including its consolidated subsidiaries, is made known to Mondavi's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of Mondavi, such disclosure controls and procedures are effective in timely alerting Mondavi's principal executive officer and its principal financial officer to material information required to be included in Mondavi's periodic reports required under the Exchange Act. There are no outstanding loans made by Mondavi or any of its subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Mondavi. Since the enactment of the Sarbanes-Oxley Act of 2002, neither
Mondavi nor any of its subsidiaries has made any loans to

                                      -15-

any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Mondavi or any of its subsidiaries.

          4.8. UNDISCLOSED LIABILITIES. Except (a) as and to the extent disclosed or reserved against on the balance sheet of Mondavi as of June 30,
2004 included in the Mondavi SEC Documents, or (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, neither Mondavi nor any of its subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that would be required by GAAP to be reflected on a consolidated balance sheet of Mondavi and its subsidiaries (or disclosed in the notes thereto).

          4.9. INFORMATION SUPPLIED. At the date the Proxy Statement is mailed to the Mondavi Shareholders and at the time of the Mondavi Shareholders'
Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in order to make the statements therein in light of the circumstances under which they are made, not misleading. The representation contained in the immediately preceding sentence will not apply to statements or omissions included in the Proxy Statement based upon information furnished to Mondavi by
Constellation or Merger Sub specifically for use therein. The Proxy Statement will comply as to form in all material respects with the provisions of the
Exchange Act.

          4.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2004, (a)
except as disclosed in the Mondavi SEC Documents filed prior to the date hereof
(other than in the risk factors or forward-looking statements), there has not been any Material Adverse Effect on Mondavi or any event, change, effect or development that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Mondavi, (b) except as disclosed in the Mondavi SEC Documents filed prior to the date hereof (other than in the risk factors or forward-looking statements) the business of Mondavi and its subsidiaries has been conducted in the ordinary course consistent with past practice and (c) neither Mondavi nor any of its subsidiaries has taken any of the actions described in Section 5.3(a)(ii), (ix), (x), (xi), (xiii), (xiv),
(xvi) or (xviii).

          4.11. TAXES.

          (a) Mondavi and each of its subsidiaries has filed all Tax Returns that are material and required to be filed by it. All such material Tax Returns were true, correct and complete in all material respects. Mondavi and each of its subsidiaries has paid or caused to be paid all material Taxes in respect of the periods covered by such material Tax Returns shown as due and payable on such material Tax Returns. Each of Mondavi and its subsidiaries has timely withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party. Neither Mondavi nor any of its subsidiaries (i) has been a member of a group filing consolidated returns for federal income Tax purposes (except for the group of which Mondavi is the common parent), (ii) has any liability for the Taxes of any person (other than Mondavi and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferor or successor, by contract or otherwise, or (iii) is a party to a Tax

                                      -16-

sharing or Tax indemnity agreement or any other agreement of a similar nature involving a material amount of Taxes that remains in effect. Neither Mondavi nor any of its subsidiaries has constituted either a "distributing corporation" or a
"controlled corporation" (within the meaning of Section 355(a)(1)(A) of the
Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this
Agreement (or will constitute such a corporation in the two (2) years prior to the Closing Date) or (ii) in a distribution that otherwise constitutes part of a
"plan" or "series of related transactions" (within the meaning of Section 355(e)
of the Code) in conjunction with the Merger.

          (b) "TAX RETURNS" means returns, reports and forms required to be filed with any Governmental Authority of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

          (c) "TAXES" means (i) all taxes (whether United States federal, state or local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, AD VALOREM, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

          4.12. INTELLECTUAL PROPERTY.

          (a) For purposes of this Agreement, (i) "INTELLECTUAL PROPERTY RIGHT"
means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how or proprietary information contained on any website, processes, formulae, products, technologies, discoveries, apparatus,
Internet domain names, trade dress and general intangibles of like nature
(together with goodwill), customer lists, confidential information, licenses, software, databases and compilations including any and all collections of data and all documentation thereof (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, and (ii) "MONDAVI INTELLECTUAL PROPERTY RIGHT"
means all Intellectual Property Rights owned or licensed by Mondavi or any of its subsidiaries as of the date hereof that are used or held for use by Mondavi or any of its subsidiaries.

          (b) Mondavi and its subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights used in the conduct of their businesses, except where the failure to own or possess valid rights to such Intellectual Property Rights would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on
Mondavi. No Mondavi Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by
Mondavi or any of its subsidiaries or restricting the licensing thereof by
Mondavi or any of its subsidiaries to any Person (as defined in Section
5.3(b)(i)), except for any judgment, injunction, order, decree or agreement which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Mondavi. Neither Mondavi nor any
of its subsidiaries is infringing on any other Person's Intellectual Property
Rights and to the knowledge of Mondavi no Person is infringing on any Mondavi
Intellectual Property Rights, except, in either case, as would not, individually or in the aggregate, have or reasonably be expected to have a Material

                                      -17-

Adverse Effect on Mondavi. Except for such matters as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse
Effect on Mondavi, (i) neither Mondavi nor any of its subsidiaries is a defendant in any action, suit, investigation or proceeding relating to, or otherwise was notified of, any claim alleging infringement of any Intellectual
Property Right and (ii) Mondavi and its subsidiaries have no claim or suit pending for any continuing infringement by any other Person of any Mondavi
Intellectual Property Rights.

          (c) None of the past or present employees, officers, directors or shareholders of Mondavi has any ownership rights in any of the Mondavi
Intellectual Property Rights.

          4.13. EMPLOYEE BENEFIT PLANS.

          (a) Section 4.13(a) of the Mondavi Disclosure Schedule sets forth a true and complete list of each material employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA
(whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (the "MONDAVI BENEFIT PLANS") that is or has been sponsored, maintained or contributed to by Mondavi or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), all of which together with Mondavi would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

          (b) Mondavi has heretofore made available to Constellation true and complete copies of each of the Mondavi Benefit Plans and certain related documents, including, but not limited to, (i) each writing constituting a part of such Mondavi Benefit Plan, including all amendments thereto; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; and
(iii) the most recent determination letter from the IRS (if applicable) for such
Mondavi Benefit Plan.

          (c) Except as would not reasonably be expected to have a Material
Adverse Effect, (i) each of the Mondavi Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii)
each of the Mondavi Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan; (iii) no Mondavi
Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or
4971 of the Code; (iv) no Mondavi Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Mondavi or its subsidiaries beyond their retirement or other termination of service, other than
(A) coverage mandated by applicable law or (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section
3(2) of ERISA); (v) no liability under Title IV of ERISA has been incurred by
Mondavi, its subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a risk to
Mondavi, its subsidiaries

                                      -18-

or any ERISA Affiliate of incurring a liability thereunder; (vi) no Mondavi
Benefit Plan is a "multiemployer pension plan" (as such term is defined in
Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section
4063 of ERISA; (vii) all contributions or other amounts payable by Mondavi or its subsidiaries as of the Effective Time pursuant to each Mondavi Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP; (viii) neither Mondavi nor its subsidiaries has engaged in a transaction in connection with which Mondavi or its subsidiaries could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of
ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code; and (ix)
there are no pending, or to the knowledge of Mondavi, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Mondavi Benefit Plans or any trusts related thereto plan.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any material payment
(including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of Mondavi or any of its subsidiaries from Mondavi or any of its subsidiaries under any Mondavi Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Mondavi Benefit Plan or (iii)
result in any acceleration of the time of payment, funding or vesting of any such benefits.

          4.14. ENVIRONMENTAL MATTERS. Except for such matters as would not, individually or in the aggregate, have or reasonably be expected to have a
Material Adverse Effect on Mondavi: (a) the properties, operations and activities of Mondavi and its subsidiaries are in compliance with all applicable
Environmental Laws (as defined below) and Environmental Permits (as defined below); (b) Mondavi and its subsidiaries and the properties and operations of
Mondavi and its subsidiaries are not subject to any existing, or, to the knowledge of Mondavi, threatened, suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation ("ACTION") by or before any
Governmental Authority under any Environmental Laws; and (c) there has been no release of any Hazardous Material (as defined below) into the environment by
Mondavi or its subsidiaries or in connection with their current or former properties or operations. "ENVIRONMENTAL LAWS" means all applicable United
States federal, state or local or foreign laws as in effect on or prior to the
Closing Date relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS")
into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of
Hazardous Materials, as well as all authorizations, codes, injunctions, judgments, licenses, orders, permits or regulations issued, entered, promulgated or approved thereunder on or prior to the Closing Date. "ENVIRONMENTAL PERMIT"
means any permit, approval, grant, consent, exemption, certificate, order, easement, variance, franchise, license or other authorization required under or issued pursuant to any applicable Environmental Laws.

                                      -19-

          4.15. COMPLIANCE WITH APPLICABLE LAWS; REGULATORY MATTERS. Mondavi and
its subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental
Authorities which are material to the operation of their businesses, taken as a whole (the "MONDAVI PERMITS"). Mondavi and its subsidiaries are in compliance with the terms of the Mondavi Permits, except where the failure so to comply, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Mondavi. The businesses of Mondavi and its subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any
Governmental Authority, except for violations which, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse
Effect on Mondavi. As of the date of this Agreement, no investigation by any
Governmental Authority with respect to Mondavi or any of its subsidiaries is pending or, to the knowledge of Mondavi, threatened, other than investigations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Mondavi.

          4.16. LITIGATION. There is no Action pending or, to the knowledge of
Mondavi, threatened, against or affecting (a) Mondavi or any of its subsidiaries or (b) any present or former officer, director or employee of Mondavi or its subsidiaries, in their capacity as a present or former officer, director or employee of Mondavi or its subsidiaries or otherwise such that Mondavi or any of its subsidiaries would reasonably be expected to be liable (whether by virtue of indemnification or otherwise), in an amount that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on
Mondavi, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Mondavi or any of its subsidiaries or by which any property, asset or operation of Mondavi or any of its subsidiaries is bound or affected, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on
Mondavi.

          4.17. REAL PROPERTY. Each of Mondavi and its subsidiaries has good and valid title to the real property owned by it, and valid and subsisting leasehold estates in the real property leased by it, in each case subject to no lien or encumbrance, except Permitted Liens. "PERMITTED LIENS" means (a) liens and encumbrances contained in the Mondavi SEC Reports (including the notes thereto),
(b) liens and encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by Mondavi or any of its subsidiaries in the operation of their respective business, (c) liens and encumbrances of carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business, (d) interests of the lessor to any leased property or (e) liens and encumbrances that would not reasonably be expected to have a Material Adverse Effect on Mondavi.

          4.18. INVENTORY AND EQUIPMENT. Except as would not reasonably be expected to have a Material Adverse Effect on Mondavi, (a) all of the inventory of Mondavi and its subsidiaries has been produced and packaged in all material respects in accordance with all applicable laws, regulations and orders, and (b)
all of Mondavi's and its subsidiaries' vehicles, machinery and equipment necessary for the operation of their businesses have been maintained in the ordinary course of business and are in operable condition (normal wear and tear excepted).

                                      -20-

          4.19. OPINIONS OF FINANCIAL ADVISOR. The Mondavi Board has received
(a) the written opinion of Citigroup Global Markets Inc., Mondavi's financial advisor, dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, the Class A Merger Consideration to be received by the
Mondavi Class A Shareholders pursuant to this Agreement is fair to the Mondavi
Class A Shareholders from a financial point of view, and (b) the written opinion of Evercore Group Inc., Mondavi's financial advisor, dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, the Class
B Merger Consideration to be received by the Mondavi Class B Shareholders pursuant to this Agreement is fair to the Mondavi Class B Shareholders from a financial point of view. Mondavi shall provide complete and correct signed copies of such opinions to Constellation as soon as practicable after the date of this Agreement, and such opinions have not been withdrawn or revoked or otherwise modified in any material respect. Mondavi has received the consent of
Citigroup Global Markets Inc. and Evercore Group Inc. to include such written opinions in the Proxy Statement.

          4.20. BOARD RECOMMENDATION; REQUIRED VOTE. The Mondavi Board, at a
meeting duly called and held, has, by the vote of all directors present other than Timothy J. Mondavi and Marcia Mondavi Borger, each of whom abstained, (a)
determined that this Agreement and the transactions contemplated hereby, including the Merger, are just and reasonable to the Mondavi Shareholders and that the consideration to be received by the Mondavi Shareholders pursuant to the Merger is fair to the Mondavi Shareholders from a financial point of view;
(b) declared advisable and in all respects approved and adopted this Agreement and the transactions contemplated by this Agreement, including the Merger; and
(c) resolved to recommend that the Mondavi Shareholders approve and adopt this
Agreement and the Merger (the "MONDAVI BOARD RECOMMENDATION"), PROVIDED that any withdrawal, modification or qualification of such recommendation in accordance with Section 1.6(c) shall not be deemed a breach of this representation. The
Mondavi Board has also withdrawn its recommendation that shareholders of Mondavi approve the Agreement and Plan of Merger, dated August 20, 2004, by and among
Mondavi and The Robert Mondavi Corporation, a Delaware corporation; has caused
Mondavi to consent to termination by Mondavi of that certain Voting Agreement, dated August 20, 2004, by and among Mondavi and Robert G. Mondavi, R. Michael
Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger (the "VOTING AGREEMENT");
has authorized the shareholders party to the Voting Agreement to enter into the
Support Agreement; and has caused Mondavi to consent to the transfer, pursuant to the terms of this Agreement, of shares held by the holders of shares of
Mondavi Class B Common Stock who are subject to the Voting Agreement. Approval of this Agreement and the Merger by (x) the affirmative vote of holders of a majority of the outstanding shares of Mondavi Class A Common Stock (without counting the shares of Mondavi Class A Common Stock held of record by holders of the Mondavi Class B Common Stock), voting together as a single class, and (y)
the affirmative vote of holders of a majority of the outstanding shares of
Mondavi Class B Common Stock, voting together as a single class are the only votes of the holders of any class or series of capital stock of Mondavi necessary to adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger.

          4.21. STATE TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute is applicable to the
Merger.

                                      -21-

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

          The parties hereto agree that:

          5.1. MUTUAL COVENANTS.

          (a) REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, Mondavi and Constellation will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement or Applicable Law to consummate the transactions contemplated by this Agreement, including the
Merger, as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, orders and approvals. Without limiting the generality of the foregoing, each of Mondavi and Constellation agrees to make all necessary filings in connection with any approvals, filings consents, orders or waiting periods of any Governmental Authority which, if not obtained in connection with the consummation of the transactions contemplated hereby, would reasonably be expected to have a Material Adverse Effect on Mondavi or Constellation
("APPROVALS") as promptly as practicable after the date of this Agreement, and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such
Approvals and shall otherwise cooperate with the applicable Governmental
Authorities in order to obtain any Approvals in as expeditious a manner as possible. Each of Mondavi and Constellation shall use its reasonable efforts to resolve such objections, if any, as any Governmental Authority may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Approvals. In the event that a suit is instituted by a Person or
Governmental Authority challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of Mondavi and Constellation shall use its reasonable efforts to resist or resolve such suit. Mondavi and Constellation each shall, upon request by the other, furnish the other with all information concerning itself, its
Subsidiaries, directors, officers and shareholders and such other matters as may reasonably be necessary or advisable in connection with any statement, filing, request, notice or application made by or on behalf of Mondavi, Constellation or any of their respective subsidiaries to any third party and/or any Governmental
Authority in connection with the Merger or the other transactions contemplated by this Agreement.

          (b) HSR ACT.

          (i) Mondavi and Constellation shall, promptly after the execution and delivery of this Agreement, file with the Federal Trade Commission and the
Department of Justice the notification required to be filed with respect to the transactions provided in this Agreement under the HSR Act (and request early termination of the waiting period) and shall file

                                      -22-

promptly with the appropriate Governmental Authorities all notifications required under applicable Foreign Antitrust Laws. Each of Constellation and
Mondavi shall, in connection therewith, cooperate as necessary to promptly amend such filings or supply additional information and documentary material as may be requested pursuant to the HSR Act or Foreign Antitrust Laws.

          (ii) Each party hereto, through outside counsel, will (A) promptly notify every other party hereto of any written communication to that party from any Governmental Authority concerning this Agreement or the transactions contemplated hereby and, if practicable, permit each other party's counsel to review in advance any proposed written communication to any such Governmental
Authority concerning this Agreement or the transactions contemplated hereby and incorporate each other party's reasonable comments; (B) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with each other party's counsel in advance, and, to the extent permitted by such Governmental Authority, gives each other party the opportunity to attend and (C) furnish to each other party's counsel copies of all correspondence, filings, and written communications between them and their respective representatives on the one hand, and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement or the transactions contemplated hereby.

          (iii) Notwithstanding anything to the contrary contained in this
Agreement, Constellation shall not be required to agree, and Mondavi shall not agree without Constellation's prior written consent, to waive any substantial rights or to accept any substantial limitation on its operations or to dispose of any significant assets in connection with obtaining any consent or authorization under the HSR Act or under Foreign Antitrust Laws unless such waiver, limitation or disposition would not reasonably be expected to have a
Material Adverse Effect on Constellation or Mondavi, PROVIDED, HOWEVER, that at
Constellation's written request, Mondavi shall agree to any such waiver, limitation or disposal, which agreement may, at Mondavi's option, be conditioned upon and effective only as of the Effective Time.

          (c) PUBLIC ANNOUNCEMENTS. Constellation and Mondavi will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          (d) TAXES.

              (i) Mondavi and Constellation shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                                      -23-

              (ii) Mondavi agrees to cooperate with Constellation with regard to tax planning in connection with any shares of Mondavi Common Stock held by a wholly-owned subsidiary of Mondavi.

          (e) NOTICE OF CERTAIN EVENTS. Each of the Mondavi and Constellation
shall promptly notify the other of:

              (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

              (ii) any notice or other communication from any Governmental
Authority in connection with the transactions contemplated by this Agreement;
and

              (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Mondavi, Constellation or any of their respective subsidiaries that relate to the consummation of the transactions contemplated by this Agreement, including the Merger.

          5.2. COVENANTS OF CONSTELLATION.

          (a) INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

              (i) For six years from and after the Effective Time, to the fullest extent permitted by Applicable Law, Constellation shall cause the
       Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Mondavi in respect of acts or omissions occurring prior to the Effective Time (including acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) to the extent required under the Mondavi Articles or the Mondavi Bylaws; and

              (ii) Constellation shall cause the Surviving Corporation or
       Constellation to obtain and maintain in effect, for a period of six years after the Effective Time, policies of directors' and officers' liability insurance on behalf of the former officers and directors of Mondavi currently covered by Mondavi's directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the
       Effective Time (including acts or omissions in connection with this
       Agreement and the consummation of the transactions contemplated hereby)
       with substantially the same coverage and containing substantially similar terms and conditions as existing policies; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 150% of the per annum rate of premium paid by Mondavi and its subsidiaries as of the date hereof for such insurance, then
       Constellation shall or shall cause its subsidiaries to, provide only such coverage as shall then be available at an annual premium equal to 150% of such rate.

                                      -24-

          (b) EMPLOYEES AND EMPLOYEE BENEFITS.

              (i) Constellation will cause the Surviving Corporation to honor the accrued and vested obligations of Mondavi and any of its subsidiaries as of the Effective Time under the provisions of all Mondavi Benefit Plans and employment agreements to which Mondavi is a party, PROVIDED that this provision shall not prevent the Surviving Corporation from amending, suspending or terminating any such Mondavi Benefit Plans or employment agreements to the extent permitted by the applicable terms of such Plan or employment agreement.

              (ii) Constellation expects to provide Mondavi Employees with health and welfare benefits that are no less favorable in the aggregate than the health and welfare benefits currently provided by Constellation to its similarly situated employees. Until Mondavi Employees are transferred to such
Constellation-based program (such Mondavi Employees, until such transfer,
"NON-TRANSFERRED EMPLOYEES"), Constellation will provide Non-Transferred
Employees with health and welfare benefits that are no less favorable in the aggregate to the health and welfare benefits currently provided by Mondavi to such Mondavi Employees. For purposes of this Section 5.2(b), "MONDAVI EMPLOYEES"
means individuals who are, as of the Effective Time, employees of Mondavi not subject to collective bargaining agreements and who following the Effective Time continue such employment with Mondavi, Constellation or their respective subsidiaries. Constellation will also take the action described on Schedule
5.2(b)(ii).

          5.3. COVENANTS OF MONDAVI.

          (a) CONDUCT OF MONDAVI'S OPERATIONS. From the date hereof until the
Effective Time, Mondavi shall and shall cause each of its subsidiaries to conduct its business and operate its properties in the ordinary course of business consistent with past practice and Mondavi shall and shall cause each of its subsidiaries to use its reasonable best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except with the prior written consent of
Constellation or as contemplated by this Agreement or as set forth in the
Mondavi Disclosure Schedule, from the date hereof until the Effective Time
Mondavi shall not:

               (i) do or effect any of the following actions with respect to its securities or the securities of its subsidiaries: (A) adjust, split, combine or reclassify Mondavi capital stock or that of its subsidiaries,
     (B) make, declare or pay any dividend or distribution on (other than dividends or distributions paid in cash by a direct or indirect wholly-owned subsidiary of Mondavi to its parent), or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of Mondavi capital stock or that of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of Mondavi capital stock or that of its subsidiaries, (C) grant any person any right or option to acquire or receive any shares of Mondavi capital stock or that of its subsidiaries or any other equity-based compensation award in respect of, or the value of which is measured by reference to, shares of Mondavi capital stock or that of its subsidiaries, (D) issue, deliver, sell, pledge or encumber or agree to issue, deliver, sell, pledge or encumber any shares of
     Mondavi capital stock or any securities or obligations

                                      -25-

     convertible into or exchangeable or exercisable for any shares of Mondavi capital stock or such securities (except (1) pursuant to the exercise of
     Mondavi Options that are outstanding as of the date of this Agreement in accordance with the existing terms of such Mondavi Options or of this
     Agreement, (2) the vesting of any restricted stock or restricted stock units outstanding as of the date of this Agreement or (3) issuances of shares of Mondavi Class A Common Stock under the ESPP) or the capital stock or such securities of its subsidiaries, or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of Mondavi capital stock or that of its subsidiaries;

               (ii) directly or indirectly, sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets
     (including stock or other ownership interests of its subsidiaries) other than in the ordinary course of business consistent with past practice or as required prior to the Effective Time under Mondavi's existing joint venture agreements; PROVIDED, HOWEVER, if any required transaction involving one of Mondavi's existing joint venture shall involve any discretionary or negotiated terms, Constellation shall have the right to participate in such negotiations and to approve such terms;

               (iii) make or propose any changes in the Mondavi Articles or the
     Mondavi Bylaws or the organizational documents of any subsidiary;

               (iv) merge or consolidate with any other person or adopt or consummate a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

               (v) acquire a material amount of assets or capital stock of any other person;

               (vi) other than refinancing (as a result of the expiration of waivers) of existing debt pursuant to financing commitments or agreements currently in place or other arrangements reasonably acceptable to
     Constellation, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity (not including direct or indirect wholly-owned subsidiaries of Mondavi);

               (vii) create any subsidiaries or alter through merger,
     liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its existing subsidiaries;

               (viii) except as required by Applicable Law or by the terms of any collective bargaining agreement or Plan currently in effect, (A)
     increase the amount of compensation of, or pay any severance to, any director, officer, employee or consultant of Mondavi or any of its subsidiaries (except for regularly scheduled annual increases in base salary to employees who are not directors, officers or employees earning in excess of $100,000 per year (base salary), consistent with past practice, or severance in

                                      -26-

     accordance with existing agreements), (B) make any increase in or commit to increase any employee benefits, (C) grant any additional Mondavi Options,
     Mondavi Stock Unit Awards or other equity based awards, (D) adopt, enter into or amend, make any commitment to adopt, enter into or amend, or take any action to clarify any provision of, any Plan (or any new arrangement that would be considered a Plan), (E) fund or make any contribution to any
     Plan or any related trust or other funding vehicle, other than regularly scheduled contributions to trusts funding qualified plans, or (F) adopt, enter into or amend any collective bargaining agreement or other arrangement relating to union or organized employees;

               (ix) change any method or principle of Tax or financial
     accounting, except to the extent required by GAAP as advised by Mondavi's regular independent accountants;

               (x) renew or enter into any noncompete, exclusivity or similar agreement that would restrict or limit, in any material respect, the operations of Mondavi or its subsidiaries, or, after the Effective Time,
     Constellation or its subsidiaries;

               (xi) settle or compromise any material Actions, whether now pending or hereafter made or brought, or waive, release or assign any material rights or claims;

               (xii) (A) enter into any material contract, or (B) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material contract;

               (xiii) renew, enter into, amend or waive any material right under any contract with, or loan to, (A) any director or officer of Mondavi or
     (B) any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange
     Act) of any director or officer of Mondavi (each such Person described in clauses (A) or (B) above, a "RELATED PARTY");

               (xiv) make any material payment, reimbursement, refund or other fund transfer to any Related Party, other than payments made in the ordinary course of business consistent with past practice pursuant to written agreements in existence on the date hereof;

               (xv) incur or commit to any capital expenditures in excess of $2 million individually or $15 million in the aggregate;

               (xvi) initiate any new product promotions, product discounts or other material price changes, other than in the ordinary course of business, consistent with past practice and in any event consistent with the page labeled "FY05 Budgeted Promotion Expenses Per Case" previously delivered to Constellation;

               (xvii) take any action that would reasonably be expected to result in any representation or warranty of Mondavi set forth in Article IV becoming not true or not accurate in any respect;

                                      -27-

               (xviii) make, revoke or amend any material Tax election, enter into any material closing agreement, settle or compromise any material claim or assessment with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of
     Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of any Taxes if such action would have the effect of increasing the Tax liability or reducing any Tax asset of Mondavi or any of its subsidiaries or file any material amended Tax Returns;

               (xix) permit or cause any of its subsidiaries to do any of the foregoing or agree or commit to do any of the foregoing (it being understood that for purposes of clauses (vi) and (xv) of this Section
     5.3(a), the aggregate dollar thresholds referred to therein shall be aggregate thresholds for conduct by Mondavi and its subsidiaries taken as a whole); or

               (xx) agree in writing or otherwise to take any of the foregoing actions.

          (b) ACQUISITION PROPOSALS.

              (i) Mondavi agrees that neither it nor any of its subsidiaries nor any of the officers or directors of it or its subsidiaries shall, and that it shall cause its and its subsidiaries' employees, agents and representatives
(including any investment banker, attorney or accountant ("REPRESENTATIVES")
retained by it or any of its subsidiaries) not to, directly or indirectly, (A)
initiate, solicit, encourage or facilitate any inquiries with respect to, or the making of, an Acquisition Proposal, (B) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature (each, a "PERSON") relating to an Acquisition Proposal, or otherwise encourage or facilitate any effort or attempt to make or implement an
Acquisition Proposal, (C) approve or recommend or propose publicly to approve or recommend, any Acquisition Proposal or (D) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Acquisition Proposal or propose publicly or agree to do any of the foregoing relating to any Acquisition Proposal.

              (ii) Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent Mondavi or the Mondavi Board from complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal; PROVIDED, HOWEVER, that if such disclosure has the effect of withdrawing, modifying or qualifying the approval of this Agreement by the Mondavi Board or the Mondavi Board
Recommendation in a manner adverse to Constellation or the approval of this
Agreement by the Mondavi Board, Constellation shall have the right to terminate this Agreement as set forth in Section 7.4(a) of this Agreement.

              (iii) Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent Mondavi or the Mondavi Board from at any time prior to, but not after, the time this Agreement and the Merger are approved by the Mondavi

                                      -28-

Shareholders at the Mondavi Shareholders' Meeting, (A) providing information in response to a request therefor by, or engaging in any negotiations or discussions with, a Person who has made an unsolicited bona fide written
Acquisition Proposal that is not made in violation of Section 5.3(b)(i) if the
Mondavi Board receives from such Person an executed confidentiality agreement on customary terms; or (B) recommending such an unsolicited bona fide written
Acquisition Proposal to the Mondavi Shareholders, if and only to the extent that, (1) in each such case referred to in clause (A) or (B) above, the Mondavi
Board determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under Applicable Law, (2) in the case of clause (A)
above, the Mondavi Board determines in good faith after consultation with outside legal counsel and outside financial advisors that it is likely that such
Acquisition Proposal would constitute a Superior Proposal; and (3) in the case of clause (B) above, the Mondavi Board determines in good faith that such
Acquisition Proposal (in the form, other than immaterial changes, that was the subject of the Superior Proposal Notice, as defined below) constitutes a
Superior Proposal and Constellation shall have received written notice (the
"SUPERIOR PROPOSAL NOTICE") of Mondavi's intention to take the action referred to in clause (B) at least four business days prior to the taking of such action by Mondavi (the "WAITING PERIOD"); PROVIDED, HOWEVER, that the Mondavi Board continues to believe, after taking into account any modifications to the terms of the transaction contemplated by this Agreement that are proposed by
Constellation after its receipt of the Superior Proposal Notice (with respect to which modifications Mondavi and Constellation shall endeavor to negotiate in good faith), that such Acquisition Proposal constitutes a Superior Proposal. If the Mondavi Board recommends an unsolicited bona fide written Acquisition
Proposal pursuant to clause (B) above, Constellation shall be entitled to terminate this Agreement pursuant to Section 7.4(a) of the Agreement.

              (iv) Subject to the last sentence of this Section 5.3(b)(iv),
Mondavi agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than the parties hereto) conducted heretofore with respect to any Acquisition Proposal.
Mondavi agrees that it will take the necessary steps to promptly inform the officers, directors, employees and Representatives of Mondavi and its subsidiaries of the obligations undertaken in this Section 5.3(b). Mondavi also agrees promptly, but in any event, within five days after the date of this
Agreement, to request the return or destruction of all information and materials provided (to any Person other than the parties hereto) prior to the date of this
Agreement by it, its subsidiaries or their respective Representatives with respect to the consideration or making of any Acquisition Proposal.
Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent Mondavi or the Mondavi Board prior to the Mondavi
Shareholders' Meeting from continuing any of its existing activities, discussions or negotiations with the parties listed on Section 5.3(b)(iv) of the
Mondavi Disclosure Schedule with respect to any Acquisition Proposal.

              (v) From and after the execution of this Agreement, Mondavi shall promptly, orally notify Constellation of any request for information or any inquiries, proposals or offers relating to an Acquisition Proposal (including any Acquisition Proposal from a party listed on Section 5.3(b)(iv) of the
Mondavi Disclosure Schedule), indicating, in connection with such notice, the name of such Person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and Mondavi shall provide to Constellation written notice of any such inquiry, proposal or offer within 24 hours of such event. Mondavi

                                      -29-

shall keep Constellation informed orally on a current basis of the status of any
Acquisition Proposal (including any Acquisition Proposal from a party listed on
Section 5.3(b)(iv) of the Mondavi Disclosure Schedule), including with respect to the status and terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and Mondavi shall provide to
Constellation written notice of any such developments within 24 hours. Mondavi also agrees to provide any information to Constellation (not theretofore provided to Constellation) that it is providing to another Person pursuant to this Section 5.3(b) at substantially the same time it provides such information to such other Person.

              (vi) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.3(b) by any officer, director or employee of Mondavi or any of its subsidiaries or any Representative of Mondavi or any of its subsidiaries, whether or not such Person is purporting to act on behalf of Mondavi or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.3(b) by Mondavi.

              (vii) Notwithstanding anything to the contrary contained herein, this Agreement shall be submitted to the Mondavi Shareholders for the purpose of approving this Agreement and the Merger, regardless of the recommendation or any change in the recommendation of the Mondavi Board with respect thereto.

              (viii) For purposes of this Agreement:

                    (A) "ACQUISITION PROPOSAL" means any proposal or offer with respect to (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Mondavi, (2) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a
15% voting or economic interest in Mondavi, or (3) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of Mondavi and its subsidiaries taken as a whole (including stock of the subsidiaries of Mondavi).

                    (B) "SUPERIOR PROPOSAL" means a bona fide written
Acquisition Proposal that would result in a Person (other than a party hereto, or a subsidiary of a party hereto) (an "ACQUIROR") having record or beneficial ownership of 100% of the voting or economic interest in Mondavi or all or substantially all of the assets of Mondavi and that is on terms that the Mondavi
Board (after consultation with its outside financial advisor and outside counsel) in good faith concludes, taking into account all legal, financial, regulatory and other aspects of the proposal, the likelihood of obtaining financing, and the Acquiror making the proposal, (1) would, if consummated, result in a transaction more favorable to the Mondavi Shareholders from a financial point of view than the transaction contemplated by this Agreement, taking into account any change in the transaction proposed by Constellation, and
(2) is reasonably likely to be consummated prior to the Termination Date (as defined in Section 7.2 of the Agreement).

          (c) THIRD PARTY STANDSTILL AGREEMENTS. Subject to Section
5.3(b)(iii)(A), during the period from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement: (i) Mondavi shall not (and shall not agree to, and shall not permit

                                      -30-

any of its subsidiaries to or to agree to) terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party (other than any involving Constellation or its subsidiaries); and (ii) Mondavi shall enforce, to the fullest extent permitted under Applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such confidentiality or standstill agreements and enforcing specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

          (d) ACCESS. From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, dated as of October 31,
2004, between Mondavi and Constellation (the "CONFIDENTIALITY AGREEMENT"),
Mondavi shall (i) give Constellation, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of Mondavi and its subsidiaries, (ii) furnish to
Constellation, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such
Persons may reasonably request, (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of Mondavi and its subsidiaries to cooperate with Constellation in its investigation of Mondavi and its subsidiaries and (iv) promptly advise Constellation orally and in writing of any fact or circumstance reasonably likely to have a Material Adverse Effect on
Mondavi. Any investigation pursuant to this Section 5.3(d) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of
Mondavi and its subsidiaries. No information or knowledge obtained by
Constellation in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Mondavi hereunder.

          (e) SUBSEQUENT FINANCIAL STATEMENTS. Mondavi shall consult with
Constellation prior to making publicly available its financial results after the date of this Agreement and a reasonable time prior to filing any Mondavi SEC
Documents after the date of this Agreement.

          (f) MONDAVI TAX CERTIFICATIONS. If legally able to do so, Mondavi shall deliver certifications, reasonably acceptable to Constellation, satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)
and confirming that Mondavi is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          6.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of
Mondavi, Constellation and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions prior to the Closing:

                                      -31-

          (a) This Agreement and the Merger shall have been approved and adopted by the Mondavi Shareholders in accordance with Applicable Law, the Mondavi
     Articles and the Mondavi Bylaws.

          (b) The requisite waiting period, if any, under the HSR Act shall have expired or terminated.

          (c) All other requisite approvals and consents under applicable
     Foreign Antitrust Laws shall have been obtained.

          (d) No provision of any Applicable Law and no judgment, temporary restraining order, preliminary or permanent injunction, order, decree or other legal restraint or prohibition shall prohibit the consummation of the
     Merger.

          6.2. CONDITIONS TO OBLIGATIONS OF CONSTELLATION AND MERGER SUB. The
obligation of Constellation and Merger Sub to consummate the Merger shall also be subject to the satisfaction or waiver by Constellation at or prior to the
Closing of the following conditions:

          (a) The representations and warranties set forth in Article IV (other than in the case of the representations and warranties contained in Section 4.4 and Section 4.10(a)), disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and at and as of the
Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have or reasonably be expected to have a
Material Adverse Effect.

          (b) The representations and warranties set forth in Section 4.4 shall be true and correct in all material respects on the date hereof and on the
Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date).

          (c) The representation set forth in Section 4.10(a) shall be true and correct in all respects on the date hereof and on the Closing Date as if made on and as of such dates.

          (d) Mondavi shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" or
"Material Adverse Effect," in which case Mondavi shall have performed and complied with all of such covenants in all respects through the Closing.

          (e) Mondavi shall have delivered to Constellation a certificate duly executed by an authorized officer on behalf of Mondavi to the effect that each of the conditions specified above in Sections 6.2(a) through (d) is satisfied in all respects.

          6.3. CONDITIONS TO OBLIGATION OF MONDAVI. The obligation of Mondavi to consummate the Merger shall also be subject to the satisfaction or waiver by
Mondavi at or prior to the Effective Time of the following conditions:

                                      -32-

          (a) The representations and warranties set forth in Article III, disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and at and as of the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

          (b) Constellation and Merger Sub shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" or "Material Adverse Effect," in which case
Constellation and Merger Sub shall have performed and complied with all of such covenants in all respects through the Closing.

          (c) Constellation shall have delivered to Mondavi a certificate executed by an authorized officer on behalf of Constellation to the effect that each of the conditions specified above in Sections 6.3(a) through (b) is satisfied in all respects.

                                  ARTICLE VII

                         TERMINATION; FEES AND EXPENSES

          7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption and approval of this Agreement by the Mondavi
Shareholders referred to in Section 6.1(a), by mutual written consent of Mondavi and Constellation by action of their respective Boards.

          7.2. TERMINATION BY EITHER CONSTELLATION OR MONDAVI. This Agreement
may be terminated and the Merger may be abandoned at any time prior to the
Effective Time by action of the Board of either Constellation or Mondavi if (a)
the Merger shall not have been consummated by April 30, 2005 (the "TERMINATION
DATE"), whether such date is before or after the date of the adoption and approval of this Agreement and the Merger by the Mondavi Shareholders; PROVIDED,
HOWEVER, that the right to terminate this Agreement pursuant to this Section
7.2(a) shall not be available to any party whose breach of any provision of this
Agreement results in the failure of the Merger to be consummated by the
Termination Date, (b) the adoption and approval by the Mondavi Shareholders required by Section 6.1(a) shall not have been obtained at the Mondavi
Shareholders' Meeting (after giving effect to all adjournments or postponements thereof), or (c) any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable, whether before or after the adoption and approval of this
Agreement by the Mondavi Shareholders referred to in Section 6.1(a).

          7.3. TERMINATION BY MONDAVI.

                                      -33-

          (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption and approval of this Agreement by the Mondavi Shareholders referred to in
Section 6.1(a), by action of the Mondavi Board if there has been a breach of any representations, warranties, covenants or agreements made by Constellation or
Merger Sub in this Agreement, or any such representations and warranties shall have become untrue or incorrect after the execution of this Agreement, in each case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied and such breach or failure to be true and correct is not cured within
30 calendar days following receipt of written notice from Mondavi of such breach or failure (or such longer period during which Constellation or Merger Sub exercises reasonable best efforts to cure).

          (b) This Agreement may be terminated and the Merger may be abandoned at any time prior to, but not after, the adoption and approval of this Agreement by the Mondavi Shareholders, in order to enter into an agreement with respect to a Superior Proposal if Mondavi has taken the action referred to in Section
5.3(b)(iii)(B) and has otherwise complied with its obligations under Section
5.3(b) of the Agreement as they pertain to the Acquisition Proposal that is the subject of the Superior Proposal Notice; PROVIDED, HOWEVER, that prior to any termination pursuant to this Section 7.3(b), (i) the Waiting Period shall have elapsed, and (ii) Mondavi shall have paid the Termination Fee in accordance with
Section 7.6.

          7.4. TERMINATION BY CONSTELLATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption and approval of this Agreement by the Mondavi
Shareholders referred to in Section 6.1(a), by action of the Constellation Board
(a) if the Mondavi Board shall have withdrawn, qualified or modified its approval of this Agreement or the Mondavi Board Recommendation in a manner adverse to Constellation or approved or recommended any Acquisition Proposal
(other than this Agreement and the Merger), or shall have resolved to do any of the foregoing, or (b) if there has been a breach of any representation, warranty, covenant or agreement made by Mondavi in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this Agreement, in each case set forth in this Section 7.4(b) such that the conditions set forth in Section 6.2(a), 6.2(b), 6.2(c) or 6.2(d) would not be satisfied and such breach or failure to be true and correct is not cured within 30 calendar days following receipt of written notice from Constellation of such breach or failure (or such longer period during which Mondavi exercises reasonable best efforts to cure).

          7.5. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of a termination of this Agreement and the abandonment of the Merger pursuant to this
Article VII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other Representatives), other than the provisions of this Section 7.5 and Section 7.6; PROVIDED, HOWEVER, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

          7.6. FEES AND EXPENSES.

          (a) In the event that:

                                      -34-

              (i) (A)(1) Constellation shall have terminated this Agreement pursuant to Section 7.4(b) or (2) Constellation or Mondavi shall have terminated this Agreement pursuant to Section 7.2(a) or Section 7.2(b), (B) on or prior to such time (or in connection with a termination pursuant to Section 7.2(b), on or prior to the Mondavi Shareholders' Meeting) any Person (other than
Constellation) shall have made (or publicly disclosed its intention to make) and not withdrawn an Acquisition Proposal (substituting 40% for the 15% threshold set forth in the definition of Acquisition Proposal, a "COVERED PROPOSAL"), and
(C) within twelve (12) months of termination of this Agreement, Mondavi enters into an agreement with respect to a Covered Proposal;

              (ii) This Agreement shall be terminated after Constellation shall have become entitled to terminate this Agreement pursuant to Section 7.4(a)
(whether or not Constellation immediately terminates the Agreement or the
Agreement is subsequently terminated pursuant to any other provision under this
Article VII); or

              (iii) Mondavi shall have terminated this Agreement pursuant to
Section 7.3(b),

then, in any such event, Mondavi shall pay to Constellation a termination fee in cash of $31 million (the "TERMINATION FEE"). Any Termination Fee that becomes payable shall be paid (x) in the case of clause (i) above, not later than the date on which Mondavi enters into an agreement with respect to a Covered
Proposal, (y) in the case of clause (ii) above, on the second business day after the date that the Agreement is terminated, and (z) in the case of clause (iii)
above, immediately prior to the termination of the Agreement, in each case payable by wire transfer of same day funds.

          (b) Mondavi acknowledges that the agreements contained in this Section
7.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Constellation would not enter into this
Agreement; accordingly, if Mondavi fails to promptly pay any amount due pursuant to this Section 7.6, and, in order to obtain such payment, Constellation commences a suit that results in a judgment against Mondavi for the fees set forth in this Section 7.6 or any portion of such fees, Mondavi shall pay to
Constellation its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fees at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

          (c) Except as specifically provided in this Section 7.6, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party hereto incurring such expenses, except filing fees incurred in connection with Commission filings relating to the Merger and the transactions contemplated by this Agreement and printing and mailing costs related thereto, all of which shall be shared equally by Constellation and Mondavi.

                                      -35-

                                  ARTICLE VIII

                                 MISCELLANEOUS

          8.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; NO OTHER
REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement. Notwithstanding the foregoing, the agreements and covenants which by their nature are to be performed following the Effective
Time, shall survive consummation of the Merger. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and the certificates contemplated by Section 6.2(e) and Section 6.3(c) of this
Agreement, none of Mondavi, Constellation or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

          8.2. NOTICES. All notices and other communications under this
Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or delivered by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

          (a)     if to Constellation or Merger Sub:

                  Constellation Brands, Inc.
                  370 Woodcliff Drive
                  Suite 300
                  Fairport, NY 14450
                  Attention:  Thomas J. Mullin, Esq.
                  Telecopy No.:   (585) 218-3904

                  with a copy to

                  Andrew R. Brownstein, Esq.
                  David M. Silk, Esq.
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Telecopy No.:  (212) 403-2000

                                      -36-

          (b)     if to Mondavi:

                  The Robert Mondavi Corporation
                  7801 St. Helena Highway
                  Oakville, CA  94562
                  Attention:  General Counsel
                  Telecopy No.:  (707) 251-4505

                  with a copy to

                  Francis S. Currie, Esq.
                  Davis Polk & Wardwell
                  1600 El Camino Real
                  Menlo Park, CA  94025
                  Telecopy No.:  (650) 752-3602

          8.3. INTERPRETATION. When a reference is made in this Agreement to an
Article or Section, such reference shall be to an Article or Section of this
Agreement unless otherwise indicated. The headings, the table of contents and the index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words
"without limitation." For the purposes of this Agreement, "MATERIAL ADVERSE
EFFECT" with respect to any party hereto means any event, change, circumstance, effect or state of facts (an "EFFECT") that is a material adverse effect (i) on the business, results of operations or financial condition of such party hereto and its subsidiaries taken as a whole, or (ii) on its ability to consummate the transactions contemplated by this Agreement, PROVIDED, HOWEVER, that, in no event will any of the following, alone or in combination, constitute a Material
Adverse Effect: (a) any change in Mondavi's stock price or trading volume, in and of itself; (b) any Effect affecting any of the industries in which Mondavi operates generally or affecting the economy generally, to the extent not having a materially disproportionate impact on Mondavi and its subsidiaries taken as a whole, than the effect on similarly situated companies; and (c) any Effects resulting from the announcement or pendency of any of the transactions provided for in this Agreement. For purposes of this Agreement, a "SUBSIDIARY," when used with respect to any party hereto, means any entity of which such party (a) owns
50% or more of the outstanding securities or other ownership interests, or (b)
through contract or otherwise possesses power to appoint at least 50% of the directors of such entity (or persons performing similar functions).

          8.4. COUNTERPARTS. This Agreement may be executed in counterparts, which together shall constitute one and the same agreement. The parties hereto may execute more than one copy of this Agreement, each of which shall constitute an original.

          8.5. ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to in this Agreement) and the Confidentiality Agreement constitute the entire agreement among the parties hereto and thereto and supersede all prior agreements and understandings, agreements or representations by or among the parties hereto and thereto, written and oral, with respect to the subject matter hereof and thereof.

                                      -37-

          8.6. THIRD-PARTY BENEFICIARIES. Except for the agreement set forth in
Section 5.2(a), nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

          8.7. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (other than with respect to
California state corporate law matters, with respect to which the laws of the
State of California shall apply) without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of
Delaware.

          8.8. CONSENT TO JURISDICTION; VENUE.

          (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the
United States District Court for the District of Delaware for the purpose of any
Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the
State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          8.9. SPECIFIC PERFORMANCE. The transactions contemplated by this
Agreement are unique. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, PROVIDED that such party hereto is not in material default hereunder. The parties hereto agree that, if for any reason Constellation, Merger Sub or Mondavi shall have failed to perform its obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such nonperforming party under this
Agreement shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.

          8.10. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                                      -38-

          8.11. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the Mondavi Shareholders;
PROVIDED, HOWEVER, that after any such approval, no amendment shall be made that by law requires approval by the Mondavi Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.12. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.11, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights and the single or partial exercise of any rights hereof shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.13. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this
Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                                      -39-

          IN WITNESS WHEREOF, Constellation, Merger Sub and Mondavi have signed this Agreement as of the date first written above.

                                    CONSTELLATION BRANDS, INC.

                                    By:/s/ Richard Sands
                                       Name:   Richard Sands
                                       Title:  Chairman and Chief Executive
                                               Officer

                                    RMD ACQUISITION CORP.

                                    By:/s/ Richard Sands
                                       Name:   Richard Sands
                                       Title:  Chief Executive Officer

                                    THE ROBERT MONDAVI CORPORATION

                                    By:/s/ Gregory M. Evans
                                       Name:   Gregory M. Evans
                                       Title:  President and Chief Executive
                                               Officer

                                      -40-

                                                                       EXHIBIT A

                              AGREEMENT OF MERGER

                                       OF

                             RMD ACQUISITION CORP.
                           (A CALIFORNIA CORPORATION)

                                      AND

                         THE ROBERT MONDAVI CORPORATION
                           (A CALIFORNIA CORPORATION)

          THIS AGREEMENT OF MERGER is made and entered into as of this [___] day of [___], 2004, by and between RMD ACQUISITION CORP., a California corporation
("MERGER SUB"), and THE ROBERT MONDAVI CORPORATION, a California corporation
("MONDAVI").

                                  WITNESSETH :

          WHEREAS, Merger Sub is the wholly-owned subsidiary of Constellation
Brands, Inc., a Delaware corporation ("CONSTELLATION").

          WHEREAS, the respective Boards of Directors of Merger Sub and Mondavi and the shareholders of Mondavi have approved as desirable and in the best interests of each corporation that Merger Sub be merged with and into Mondavi by a statutory merger upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE IT IS AGREED AS FOLLOWS:

          FIRST: Upon the terms and subject to the conditions of this Agreement of Merger, and in accordance with the provisions of the California General
Corporation Law (the "CGCL"), Merger Sub shall be merged with and into Mondavi.
As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Mondavi shall continue its existence as a subsidiary of Constellation under the laws of the State of California and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the CGCL. Mondavi, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

          SECOND: The Merger shall be effective (the "EFFECTIVE TIME") upon the date on which this Agreement of Merger and appropriate certificates of its approval and adoption shall have been filed with the Secretary of State of the
State of California in accordance with Section 1103 of the CGCL.

          THIRD: The manner of converting the shares of the capital stock of
Merger Sub and Mondavi upon the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be as follows:


     (a)  Each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation ("SURVIVING
          CORPORATION COMMON STOCK"). Such newly issued shares shall thereafter constitute all of the issued and outstanding Surviving Corporation capital stock[, except insofar as the second sentence of clause (d)
          applies].*

     (b)  Each share of Class A Common Stock of Mondavi, without par value
          ("MONDAVI CLASS A COMMON STOCK") issued and outstanding immediately prior to the Effective Time, excluding any shares of Mondavi Class A
          Common Stock owned by Constellation, Merger Sub or Mondavi or any of their respective wholly-owned subsidiaries (which shares shall be treated as otherwise provided in this Agreement of Merger) and any shares of Mondavi Class A Common Stock owned by shareholders properly exercising appraisal rights pursuant to Section 1300 of the CGCL
          ("SECTION 1300"), shall be converted into and represent the right to receive $56.50 in cash, without interest.

     (c)  Each share of Class B Common Stock of Mondavi, without par value
          ("MONDAVI CLASS B COMMON STOCK," and together with the Mondavi Class A
          Common Stock, the "MONDAVI COMMON STOCK") issued and outstanding immediately prior to the Effective Time, excluding any shares of
          Mondavi Class B Common Stock owned by Constellation, Merger Sub or
          Mondavi or any of their respective wholly-owned subsidiaries (which shares shall be treated as otherwise provided in this Agreement of
          Merger) and any shares of Mondavi Class B Common Stock owned by shareholders properly exercising appraisal rights pursuant to Section
          1300, shall be converted into and represent the right to receive
          $65.82 in cash, without interest.

     (d)  Each share of Mondavi capital stock held in the treasury of Mondavi, or held by Constellation or any wholly-owned subsidiary of
          Constellation, automatically shall be cancelled and retired and no payment shall be made in respect thereof. [Each share of Mondavi Class
          B Common Stock held by any wholly-owned subsidiary of Mondavi shall be converted into such number of shares of Surviving Corporation Common
          Stock such that each such wholly-owned subsidiary owns the same percentage (in terms of economic value) of Surviving Corporation
          Common Stock immediately following the Effective Time as the percentage (in terms of economic value) of Mondavi Common Stock that such wholly-owned subsidiary owned immediately prior to the Effective
          Time.] [Each share of Mondavi

__________________
*    Note: This language will only apply in the event that Constellation elects the first of the three bracketed options in clause (d).


          Class B Common Stock held by any wholly-owned subsidiary of Mondavi automatically shall be cancelled and retired and no payment shall be made in respect thereof.] [Each share of Mondavi Class B Common Stock held by any wholly-owned subsidiary of Mondavi shall be converted into the right to receive the Class B Merger Consideration.]*

          FOURTH: The Articles of Incorporation of Mondavi shall be amended in their entirety to read as set forth immediately below and shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with their terms and the CGCL:

                                       I.

                                      NAME

          The name of this corporation is The Robert Mondavi Corporation.

                                      II.

                                    PURPOSE

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General
     Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

                          AGENT FOR SERVICE OF PROCESS

          The name of the corporation's initial agent for service of process is
     Corporation Service Company, which will do business in California as
     CSC-Lawyers Incorporating Service.

                                      IV.

                                AUTHORIZED STOCK

          The Robert Mondavi Corporation (hereinafter the "Corporation") is authorized to issue one class of shares, designated "Common Stock." The number of shares of Common Stock authorized to be issued is Twenty-Five
     Million (25,000,000).

                                       V.

                              LIABILITY LIMITATION

__________________
*     Note:  The three bracketed sentences are alternatives among which
Constellation shall choose in accordance with the terms of the Agreement and
Plan of Merger, by and among, Constellation, Merger Sub and Mondavi, dated as of November 3, 2004.


          The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                      VI.

                                INDEMNIFICATION

          The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section
     317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

          FIFTH: Merger Sub's Bylaws in effect immediately prior to the
Effective Time shall be the Surviving Corporation's Bylaws, until amended in accordance with their terms, the Articles of Incorporation and the CGCL.

          SIXTH: From and after the Effective Time, the officers of Mondavi shall be the officers of the Surviving Corporation and the directors of Merger
Sub shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

          SEVENTH: The shareholders of Mondavi have approved this Agreement of
Merger in accordance with the CGCL.

          EIGHTH: Prior to the filing of this Agreement of Merger with the
Secretary of State of the State of California, this Agreement of Merger may be terminated by the agreement of the Boards of Directors of Merger Sub and Mondavi
notwithstanding approval of this Agreement of Merger by the shareholders of
Mondavi.


          IN WITNESS WHEREOF, Merger Sub and Mondavi, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of
Directors, have caused this Agreement of Merger to be executed by the President and by the Secretary or Assistant Secretary of each party hereto.

RMD ACQUISITION CORP.
A California Corporation

By:  _________________________

     President

By:  _________________________

     Secretary

THE ROBERT MONDAVI CORPORATION
A California corporation

By:  _________________________

     President

By:  _________________________

     Secretary


                            RMD ACQUISITION CORP.
                          CERTIFICATE OF APPROVAL OF
                             AGREEMENT OF MERGER

The undersigned hereby certify as follows:

          (1) They are the President and Secretary, respectively, of RMD
Acquisition Corp., a California corporation ("Merger Sub").

          (2) The Agreement of Merger in the form attached was duly approved by the Board of Directors of Merger Sub.

          (3) The Agreement of Merger was entitled to be approved by the Board of Directors of Merger Sub alone pursuant to the provisions of California
Corporations Code Section 1201.

     _________________________

     President

     _________________________

     Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at _______________, ______________, on _______________, 2004.

_______________________________

_______________________________


                         THE ROBERT MONDAVI CORPORATION
                           CERTIFICATE OF APPROVAL OF
                              AGREEMENT OF MERGER

The undersigned hereby certify as follows:

          (1) They are the President and Secretary, respectively, of The Robert
Mondavi Corporation, a California corporation ("Mondavi").

          (2) The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholders of Mondavi.

          (3) Mondavi has outstanding two classes of common stock, Class A
Common Stock, without par value ("CLASS A COMMON STOCK") and Class B Common
Stock, without par value ("CLASS A COMMON STOCK"). There are [___] shares of
Class A Common Stock outstanding and [___] shares of Class B Common Stock outstanding all of which were entitled to vote on the Agreement of Merger. The percentage vote of each class of stock required to approve such Agreement of
Merger is 50% plus one vote. The number of shares of each class of stock voting in favor of the foregoing amendments equaled or exceeded the vote required for approval.

      _________________________

      President

      _________________________

      Secretary

       The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at ____________________, ____________, on _______________, 2004.

_______________________________

_______________________________

The Registrant has omitted from this filing the Schedules listed below.
The Registrant will furnish supplementally to the Commission, upon request, a copy of such Schedules.

Schedule 4.1	:	Organization and Standing
Schedule 4.2	:	Subsidiaries
Schedule 4.3	:	Corporate Power and Authority
Schedule 4.4	:	Capitalization of the Company
Schedule 4.5	:	Conflicts, Consents and Approvals
Schedule 4.6	:	Brokerage and Finders' Fees; Expenses
Schedule 4.7	:	Company SEC Documents
Schedule 4.8	:	Undisclosed Liabilities
Schedule 4.9	:	Information Supplied
Schedule 4.10	:	Absence of Certain Changes or Events
Schedule 4.11	:	Taxes
Schedule 4.12	:	Intellectual Property
Schedule 4.13	:	Employee Benefit Plans
Schedule 4.14	:	Environmental Matters
Schedule 4.15	:	Compliance with Applicable Laws; Regulatory Matters
Schedule 4.16	:	Litigation
Schedule 4.17	:	Real Property
Schedule 4.18	:	Inventory and Equipment
Schedule 4.19	:	Opinions of Financial Advisor
Schedule 4.20	:	Board Recommendation; Required Vote
Schedule 4.21	:	State Takeover Statutes
Schedule 5.2(b)(ii)	:	Covenants of Constellation: Employees and Employee Benefits
Schedule 5.3(a)	:	Conduct of the Company's Operations
Schedule 5.3(b)	:	Acquisition Proposals